UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Li-Cycle Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Province of Ontario, Canada	001-40733	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queens Quay West, Suite 590, Toronto, ON M5J IA7, Canada

(Address of principal executive offices, including zip code)

(877) 542-9253

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	LICY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual general and special meeting (the “Meeting”) of shareholders of Li-Cycle Holdings Corp. (the “Company”) was held on May 23, 2024.

MATTERS VOTED UPON	VOTING RESULTS

1. Election of Directors

The election of nine (9) directors of the Company who will serve until the end of the next annual meeting of shareholders or until their successors are elected or appointed.

	Votes in Favor	Votes Withheld	Broker Non- Votes
Susan Alban	72,268,906	1,954,658	20,716,421
Jacqueline A. Dedo	72,246,555	1,977,009	20,716,421
Tim Johnston	72,433,482	1,790,082	20,716,421
Ajay Kochhar	72,567,046	1,656,518	20,716,421
Diane Pearse	72,251,480	1,972,084	20,716,421
Scott Prochazka	71,993,913	2,229,651	20,716,421
Kunal Sinha	59,957,871	14,265,693	20,716,421
Anthony Tse	72,564,265	1,659,299	20,716,421
Mark Wellings	72,024,318	2,199,246	20,716,421

Each of the nine nominees proposed by management was elected as a director of the Company.

3. Approval of Share Consolidation

Approval of an amendment to the Company’s articles and to provide the Board of Directors of the Company with the right to decide at its discretion to effect a share consolidation.

Votes in Favor	Votes Against	Abstain	Broker Non-Votes
89,208,560	4,953,516	777,909	0

The amendment to the Company’s articles and the authorization of the share consolidation was approved.

4. Advisory (Non-binding) Vote to Approve Executive Compensation

Approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes in Favor	Votes Against	Abstain	Broker Non-Votes
61,487,013	12,105,596	630,955	20,716,421

The advisory (non-binding) vote to approve executive compensation was approved.

5. Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

Vote, on an advisory basis, in respect of the frequency of future advisory votes on the compensation of the Company’s named executive officers.

1 year	2 years	3 years	Abstain
68,267,673	342,108	4,302,921	1,310,862

The Company’s shareholders were in favor of holding future advisory votes on the compensation of the Company’s named executive officers every one year.

Based on the above results and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that, in light of the shareholders’ vote, the Company will conduct future advisory votes regarding the compensation of its named executive officers every one year. This policy will remain in effect until the next required shareholder vote on the frequency of advisory votes on the compensation of named executive officers.

6. Approval of Adjournment of the Meeting

Approve any adjournment of the Meeting.

Votes in Favor	Votes Against	Abstain	Broker Non-Votes
71,220,440	2,562,351	440,773	20,716,421

The adjournment of the Meeting was approved.

As the Company was not able to complete its process to identify and recommend the appointment of a successor independent auditor prior to the Meeting, the Meeting was adjourned to permit the Company to complete the search for a successor auditor. During the period of the adjournment, the Company will (i) complete the search for a successor auditor, and (ii) disseminate to shareholders information regarding the identity of the proposed independent registered public accounting firm to serve as the Company’s independent auditor until the close of the next annual meeting of shareholders or until their successor is appointed, together with information regarding the continued Meeting. At the continued Meeting following such adjournment, shareholders will be asked to vote on the appointment of such successor independent auditor and the authorization of the Board to fix the successor independent auditor’s remuneration.

Item 7.01	Regulation FD Disclosure.

As disclosed above under Item 5.07 above, at the Meeting, the Company’s shareholders approved the share consolidation.

On May 23, 2024, the Board of Directors of the Company approved completing a share consolidation, expected to be effective as of June 3, 2024, and fixed the share consolidation ratio at 8 pre-consolidation common shares for 1 post-consolidation common share (8-to-1).

On May 24, 2024, the Company issued a press release announcing the share consolidation, which is attached as Exhibit 99.1 hereto and incorporated by reference herein.

The information under this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act.

The following Exhibits are filed as part of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press Release of Li-Cycle Holdings Corp. dated May 24, 2024.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LI-CYCLE HOLDINGS CORP.

	By:	/s/ Ajay Kochhar
	Name:	Ajay Kochhar
	Title:	Co-Founder, President & CEO and Director
Date: May 24, 2024